Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of TheStreet.com, Inc. on Form S-8 (filed on August 9, 2007) of our report dated October 8, 2007, with respect to our audit of the consolidated financial statements of Bankers Financial Products Corporation and Subsidiary for the year ended December 31, 2006 appearing in the Form 8-K/A of TheStreet.com, Inc. dated January 16, 2007.

/s/ Marcum & Kliegman llp

Marcum & Kliegman llp
New York, New York
January 15, 2008